AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2000.

                                                   REGISTRATION NO. 333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                              CLEARWORKS.NET, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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               DELAWARE                               76-0576542
      (Sate or Other Jurisdiction         (I.R.S. Employer Identification No.)
   of Incorporation or Organization)

                             2450 FONDREN, SUITE 200
                              HOUSTON, TEXAS 77063
                    (Address of Principal Executive Offices)

                               ------------------

                              LETTER AGREEMENT WITH
                            WAUSON & ASSOCIATES, P.C.
                            (FULL TITLE OF THE PLAN)

                               ------------------

      Name, Address and Telephone             Copy of Communications to:
      Number of Agent for Service:
                                                    ROBERT G. REEDY
          MICHAEL T. MCCLERE                    PORTER & HEDGES, L.L.P.
        2450 FONDREN, SUITE 200                  700 LOUISIANA STREET
         HOUSTON, TEXAS 77063                  HOUSTON, TEXAS 77002-2764
            (713) 334-2595                          (713) 226-0600

                         CALCULATION OF REGISTRATION FEE

 ==================================================================================================================================
                                                                    PROPOSED MAXIMUM           PROPOSED
                                                  AMOUNT TO             OFFERING           MAXIMUM AGGREGATE          AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED           BE REGISTERED       PRICE PER SHARE (1)      OFFERING PRICE        REGISTRATION FEE
 ------------------------------------           -------------       -------------------    -----------------       ----------------
Common Stock, par value $.001 per share                30,000       $              1.91    $          57,300       $          15.13
 ==================================================================================================================================

(1) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low prices for the Common Stock on the American Stock Exchange Board on December 1, 2000, $1.91.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

        The information required to be provided pursuant to this Item to participant John Wesley Wauson, partner of Wauson and Associates, P.C. is set forth in the Information Memorandum for the Letter Agreement with Wauson & Associates, P.C.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        The written statement required to be provided to participants pursuant to this Item is set forth in the Information Memorandum referenced in Item 1 above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATED OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by ClearWorks.net, Inc., a Delaware corporation (the "Company" or "Registrant"), with the Securities and Exchange Commission ("Commission") are incorporated into this registration statement ("Registration Statement") by reference:

        o Annual Report on Form 10-KSB for the year ended December 31, 1999, filed on April 10, 2000, as amended on July 3, 2000;

        o Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2000, filed on May 22, 2000, as amended on July 3, 2000, for the quarter ended June 30, 2000, filed on August 22, 2000, and for the quarter ended September 30, 2000, filed on November 20, 2000;

        o Current Reports on Form 8-K, filed on January 7, February 15, May 31 and November 15, 2000 and Form 8-K/A filed on March 16, March 28, June 7 and November 30, 2000; and

        o The description of our common stock contained in the Form 8-A filed on May 24, 2000, including any amendments or reports filed to update the description.

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. The Company will provide without charge to each participant in the Stock Bonus Plan, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

        In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise provided by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

        The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

        The above discussion of our certificate of incorporation and bylaws and the DGCL is not intended to be exhaustive and is qualified in its entirety by the certificate, bylaws and statute.

        The Eleventh Article of the Certificate of Incorporation of the Company provides that the Company shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 6.10 of the Company's Bylaws provides that the Company shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

 EXHIBIT
   NO.                                    DESCRIPTION
 -------      ------------------------------------------------------------------
   4.1        Letter Agreement with Wauson & Associates, P.C.

   5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).

 EXHIBIT
   NO.                                    DESCRIPTION
 -------      ------------------------------------------------------------------
  23.1        Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

  23.2        Consent of KPMG LLP (filed herewith).

  24.1        Powers of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS

   (a)   UNDERTAKING TO UPDATE

   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

            (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b)   UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (c)   UNDERTAKING WITH RESPECT TO INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registration certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 4th day of December, 2000.

                              CLEARWORKS.NET, INC.

                              By: /s/ MICHAEL T. McCLERE
                                      Michael T. McClere
                                      CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael T. McClere or Shannon D. McLeroy and each or either of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or caused to be filed the same, with all exhibits thereto, and to her documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in- fact and agent, or the substitute or substitutes of him, may lawfully do or cause to be done by virtue hereof.

   In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 4th day of December 2000.

              SIGNATURE                                 TITLE

     /s/ MICHAEL T. McCLERE             Chairman of the Board, Chief Executive
         Michael T. McClere             Officer and Director (Principal
                                        Executive Officer)

              SIGNATURE                                 TITLE

     /s/ SHANNON D. McLEROY             Chief Operating Officer, President and
         Shannon D. McLeroy             Secretary (Principal Financial Officer &
                                        Principal Accounting Officer)

   /s/ RAYMOND G. HARRELL, III                        Director
       Raymond G. Harrell, III

        /s/ HAL PETERSON                              Director
            Hal Peterson

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                DESCRIPTION
 -------      ------------------------------------------------------------------
   4.1        Letter Agreement with Wauson & Associates, P.C.

   5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).

  23.1        Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

  23.2        Consent of KPMG LLP (filed herewith).

  24.1        Powers of Attorney (included on signature page).